U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 3)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 28, 2013

ANDAIN, INC.

(Exact Name of Company as Specified in Its Charter)

Nevada	0-51216	20-2066406
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 South Beverly Drive, Suite 312, Beverly Hills, California	90212
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (310) 286-1777

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (See General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a) Effective on January 28, 2013, Crowe Horwath (Israel), the independent registered public accounting firm that was previously engaged as the principal accountant to audit the Company’s financial statements, was dismissed by the Company. The decision to change principal accountants was approved by the Company’s Board of Directors.

Crowe Horwath (Israel) was engaged to review the Company’s interim financial statements for the periods ended on June 30, 2012 and on September 30, 2012. During the latter review, Crowe Horwath (Israel) notified the Company in a letter dated November 18, 2012 that it was unable to complete the review and also required that its engagement letter be amended to include additional scope of work required for outstanding accounting issues in prior periods. The Company decided to engage another accountant to complete the review of the interim financial statements for the three and nine months ended on September 30, 2012. These financial statements have since been re-reviewed by the current independent registered public accounting firm for the Company, Yarel + Partners, and filed in an amended Form 10-Q.

During the period from July 15, 2012 (the date of engagement of this firm) through January 28, 2013, there were no disagreements with Crowe Horwath (Israel) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no “reportable events” as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-K that occurred during the period from July 15, 2012 through January 28, 2013.

(b) On February 3, 2013, the Company engaged Yarel + Partners as successor to Crowe Horwath (Israel) as its independent registered public accounting firm to audit the Company’s financial statements. Prior to that date, neither the Company (nor someone on its behalf) consulted the newly engaged accountant regarding any matter.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

Exhibits included are set forth in the Exhibit Index pursuant to Item 601of Regulation S-K.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Andain, Inc.

Dated: June 23, 2013	/s/ Sam Shlomo Elimelech
Sam Shlomo Elimelech, President

EXHIBIT INDEX

Number Description

16	Letter on Change in Certifying Accountant (filed herewith).